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                                                                    EXHIBIT 21.1

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT

NAME                                               JURISDICTION OF INCORPORATION
----                                               -----------------------------

Computec International Strategic Resources, Inc.............California
Compuware A.B. (Sweden).....................................Sweden
Compuware AG (Switzerland)..................................Switzerland
Compuware AS (Norway).......................................Norway
Compuware AS (Denmark)......................................Denmark
Compuware Asia-Pacific Holdings Ltd.........................Hong Kong
Compuware Asia Pacific Limited (Hong Kong)..................Hong Kong
Compuware Asia Pacific Pte. Ltd. (Singapore)................Singapore
Compuware Asia-Pacific Pty. Ltd (Australia).................Australia
Compuware B.V. (Netherlands)................................Netherlands
Compuware Corporation of Canada.............................Canada
Compuware de Mexico.........................................Mexico
Compuware do Brasil.........................................Brazil
Compuware Europe B.V........................................Netherlands
Compuware Foreign Sales Corporation.........................Barbados
Compuware Global Services, Inc..............................Michigan
Compuware GmbH (Austria)....................................Austria
Compuware International Ltd.................................Michigan
Compuware Japan Corporation.................................Japan
Compuware Korea.............................................Korea
Compuware Ltd. (U.K.).......................................United Kingdom
Compuware NV/SA (Belgium)...................................Belgium
Compuware S.A. (Spain)......................................Spain
Compuware S.A.R.L (France)..................................France
Compuware System Software GmbH (Germany)....................Germany
Compuware Systems Software Srl (Italy)......................Italy
Data Processing Resources Corporation.......................California
Direct Technology Ltd.......................................United Kingdom
Exi, Inc....................................................Minnesota
Lear Data Information Systems, Inc..........................Texas
Professional Software Consultants, Inc......................Arizona
Reliant Data Systems, Inc...................................Delaware
Systems and Programming Consultants, Inc....................North Carolina